Exhibit 107
Calculation of Filing Fee Table
424(b)(5)
(Form Type)
Kimco Realty Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(o)(1)	—	—	$500,000,000.00	0.0001102	$55,100.00

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts					$500,000,000.00		$55,100.00

	Total Fees Previously Paid							—

	Total Fee Offsets							$45,389.00

	Net Fee Due							$9,711.00
(1)
The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-269102, except with respect to unsold securities that have been previously registered.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Kimco Realty Corporation	424b5	333-258872	August 17, 2021	—	$9,711.00 (1)	Equity	Common Stock, $0.01 par value per share	—	$410,989,862.43	—
Fee Offset Sources	Kimco Realty Corporation	424b5	333-258872	—	August 17, 2021	—	—	—	—	—	$45,389.00
(1)
Kimco Realty Corporation (the “Company”) is registering shares of common stock having a proposed maximum aggregate offering price of up to $500,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). The Company has previously registered shares of common stock having an aggregate offering price of up to $500,000,000, offered by means of a prospectus supplement dated August 17, 2021 (the “2021 Prospectus Supplement”) and an accompanying prospectus dated August 17, 2021 pursuant to a Registration Statement on Form S-3 (Registration No. 333-258872) filed on August 17, 2021 (the “2021 Registration Statement”). In connection with the filing of the 2021 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $54,550.00. Of those shares of common stock, shares of common stock having an aggregate offering price of $89,010,137.57 have been sold as of the date hereof pursuant to the 2021 Prospectus Supplement. Shares of common stock having a proposed maximum offering price of $410,989,862.43 that are being registered pursuant to the Current Prospectus Supplement represent unsold securities previously registered pursuant to the 2021 Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, $45,389.00 of the registration fees that were paid with respect to securities that were previously registered pursuant to the 2021 Prospectus Supplement and were not sold thereunder is offset against the registration fee of $55,120.00 due for this offering. The remaining balance of the registration fee, $9,711.00 is being paid herewith in connection with the filing of the Current Prospectus Supplement. The Company has terminated the offering that included the unsold securities under the 2021 Prospectus Supplement.